Exhibit 10.8

COUNTY BANCORP, INC.

2012 EQUITY INCENTIVE COMPENSATION PLAN

Adopted March 20, 2012

Amended and Restated Effective October 7, 2014

ARTICLE 1.

ESTABLISHMENT, PURPOSE, AND DURATION

1.1 Establishment. County Bancorp, Inc., a Wisconsin corporation (the “Company”), established an incentive compensation plan to be known as the “COUNTY BANCORP, INC. 2012 EQUITY INCENTIVE COMPENSATION PLAN” (the “Plan”), as set forth in this document on March 20, 2012 and hereby amends and restates the Plan effective as of October 7, 2014.

The Plan provides for the grant of Incentive Stock Options (“ISOs”), Nonqualified Stock Options (“NSOs”), Stock Appreciation Rights (“SARs”), and Restricted Stock.

The Plan shall become effective on the date of its initial adoption by the Company’s Board of Directors as stated above (the “Effective Date”) and shall remain in effect as provided in Section 1.3. Solely in order to qualify any ISOs granted hereunder for favorable tax treatment as incentive stock options under the Code, this Plan shall be submitted for approval by the Company’s shareholders within twelve (12) months of the Effective Date; provided, that if this Plan is not approved by the Company’s shareholders within twelve (12) months of the Effective Date, then it and any Awards hereunder shall remain in force and effect except that any ISOs granted hereunder shall automatically, without further action on the part of the Company, the Committee or any Participant, and notwithstanding any designation in an Award Agreement to the contrary, become NSOs.

1.2 Purpose. The purpose of this Plan is to promote the success and enhance the value of the Company by linking the personal interests of key employees to those of the Company’s shareholders, and by providing key employees with an incentive for outstanding performance. This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

1.3 Duration. Unless earlier terminated as provided herein, no Awards may be granted more than ten (10) years after the Effective Date; provided, that Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions.

1.4 Prior Plans. From and after the Effective Date, the Company will make new Awards only under this Plan. For the avoidance of doubt, all awards granted before the Effective Date under any prior plan shall remain in full force and effect and shall continue to be governed by the terms of the applicable plan and related award agreement. Unless clearly indicated otherwise, all references herein to “Awards” shall be deemed to refer exclusively to Awards granted under and pursuant to this Plan and not under any prior (or subsequent) plan of the Company.

ARTICLE 2.

DEFINITIONS

Whenever used herein, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Award” means, individually or collectively, a grant of ISOs, NSOs, SARs, or Restricted Stock under this Plan.

2.2 “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted to such Participant hereunder.

2.3 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Exchange Act Rule 13d-3.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means a Participant’s breach of a duty or failure to perform a duty he or she owes to the Company and the breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the Company and/or a Subsidiary or the shareholders of the Company and/or Subsidiary in connection with a matter in which the Participant has a material conflict of interest; (ii) Participant’s conviction of or plea of guilty or no contest to a violation of criminal law; (iii) a transaction from which the Participant derived an improper personal profit; or (iv) willful misconduct.

2.6 “Change in Control” shall mean any of the following:

(a) Individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director;

(b) Any Person is or becomes a “beneficial owner” (as defined in Exchange Act Rule 13d-3), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary; (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) pursuant to a “Non-Qualifying Transaction” (as defined in paragraph (c), below); or

(c) The consummation of a merger, consolidation, statutory share exchange, sale of all or substantially all of the Company’s assets, a plan of liquidation or dissolution of the Company or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Transaction”), unless immediately following such Business Transaction: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Transaction (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Transaction (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Transaction), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Transaction; (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Transaction were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Transaction (any Business Transaction that satisfies all of the criteria specified in (i), (iii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”).

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such Person, a Change in Control of the Company shall then occur.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

2.8 “Committee” means the Compensation Committee of the Board or, if at any time there is no such Compensation Committee in existence, the Board acting as a Committee of the Whole.

2.9 “Company” means County Bancorp, Inc., a Wisconsin corporation, and any successor thereto as provided in ARTICLE 14.

2.10 “Director” means any individual who is a member of the Board or of the board of directors of any Subsidiary.

2.11 “Disability” means a medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months that renders a Participant unable to engage in any substantial gainful activity.

2.12 “Employee” means any employee of the Company and/or its Subsidiaries. Directors who are not otherwise employed by the Company and/or its Subsidiaries shall not be considered Employees under this Plan.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.14 “Fair Market Value” means the closing price of a Share on The NASDAQ Global Market or such other established stock exchange or national market system on which the Shares are listed (or the closing bid, if no sales were reported), as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided however, that if a Share is not susceptible of valuation by such method, the term “Fair Market Value” shall mean the fair market value of a Share as the Administrator may determine in conformity with pertinent law and regulations of the Treasury Department.

2.15 “Fiscal Year” means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

2.16 “Freestanding SAR” means a SAR that is granted independently of any Options, as described in ARTICLE 7.

2.17 “Grant Price” means the price at which a SAR may be exercised by a Participant, as determined by the Committee pursuant to Section 7.1.

2.18 “Incentive Stock Option” or “ISO” means an Option to purchase Shares that is designated as an “Incentive Stock Option” and is intended to meet the requirements of Section 422, or any successor provision, of the Code.

2.19 “Independent Contractor” means an individual providing services to the Company and/or its Subsidiaries, other than a Director who is not also an Employee of the Company and/or its Subsidiaries. Such Independent Contractor shall be eligible to participate in the Plan as selected by the Committee in accordance with ARTICLE 5. Notwithstanding any other provision herein to the contrary, the following shall apply in the case of an Independent Contractor who is allowed to participate in the Plan: (i) with respect to any reference in this Plan to the working relationship between such Independent Contractor and the Company and/or its Subsidiaries, the term “service” shall apply as may be appropriate in lieu of the term “employment” or “employ”; (ii) no such Independent Contractor shall be eligible for a grant of an ISO; and (iii) the exercise period and vesting of an Award following such Independent Contractor’s termination from service shall be specified and governed under the terms and conditions of the Plan, or if different, in the Award as may be determined by the Committee and set forth in the related Award Agreement.

2.20 “Nonqualified Stock Option” or “NSO” means an Option to purchase Shares, that is not intended to be an Incentive Stock Option or that otherwise does not meet the requirements for ISO treatment under Section 422 of the Code.

2.21 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.22 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.23 “Participant” means an Employee, Director or Independent Contractor who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

2.24 “Period of Restriction” means the period when Awards are subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee, at its discretion.

2.25 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.26 “Restricted Stock” means an Award of Company Stock that is subject to transfer restrictions and is made pursuant to ARTICLE 8.

2.27 “Retirement” means a voluntary Termination of Employment after a Participant has (i) attained the age of sixty (60); and (ii) completed at least five (5) years of continuous service with the Company or its Subsidiaries.

2.28 “Shares” or “Stock” means the Shares of the Company’s $0.01 par value common stock.

2.29 “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of ARTICLE 7.

2.30 “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

2.31 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

2.32 “10% Shareholder” means an individual who owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any of its Subsidiaries.

2.33 “Termination of Employment” means the cessation or curtailment of a Participant’s services for the Company and any Subsidiary where both the Participant and the Company (or Subsidiary) reasonably expect that the level of bona fide services the Participant will perform for the Company and all Subsidiaries will permanently decrease to no more than 20 percent of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period of services to the Company and all Subsidiaries if the Participant has been providing such services for fewer than 36 months). The Committee shall have the ability to stipulate in a Participant’s Award Agreement that a transfer to a company that is spun-off from the Company shall not be deemed a Termination of Employment with the Company for purposes of the Plan until the Participant’s employment is terminated with the spun-off company under this definition.

ARTICLE 3.

ADMINISTRATION

3.1 General. The Committee shall be responsible for administering the Plan. In discharging its duties hereunder, the Committee may employ attorneys, consultants, accountants and other professional advisers, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such Persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power and authority to interpret the terms and the intent of the Plan, to determine eligibility for Awards hereunder, and to adopt such rules, regulations, and guidelines for administering the Plan as it may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all terms and conditions of each Award and adopting modifications and amendments, or subplans to the Plan or any Award Agreement. Notwithstanding such discretionary authority, all Awards granted hereunder and all actions taken by the Committee shall be subject to the terms and provisions of this Plan.

The Committee need not, except as expressly required by this Plan or by applicable law, make any or all of the terms and conditions of Awards hereunder uniform as between or among Awards or Participants.

3.3 Delegation. The Committee may delegate, to the fullest extent permitted under applicable law, to the Chief Executive Officer of the Company any or all of the authority of the Committee with respect to the grant of Awards to Participants, other than Participants who, at the time any such delegated authority is exercised, are executive officers and/or are subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

3.4 Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

3.5 Rule 16b-3. To the extent that the Administrator determines it to be desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

ARTICLE 4.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in this ARTICLE 4, the number of Shares which may be delivered pursuant to Awards granted under the Plan (the “Share Authorization”) is Six Hundred Thousand (600,000) shares.1 The maximum aggregate number of Shares that may be made subject to any Award granted in any one Fiscal Year to any one Participant shall be 10% of the Share Authorization. The maximum number of Shares of Restricted Stock that may be issued shall be limited to 50% of the Share Authorization. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant hereunder. Moreover, if the Option Price of any Option or the tax withholding requirements with respect to any Award are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery hereunder. The maximum number of Shares available for issuance hereunder shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock. Shares available for issuance hereunder may be authorized and unissued Shares or treasury Shares.

4.2 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of Stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights hereunder, shall substitute or adjust, in an equitable manner, as applicable, the number and

[1]	Updated to reflect 10 for 1 stock split on April 4, 2014.

kind of Shares that may be issued hereunder, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards.

Appropriate adjustments may also be made by the Committee in the terms of any Awards to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants.

Subject to the provisions of ARTICLE 11 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, conversion or termination of Awards under this Plan in connection with any merger, consolidation, acquisition of property or Stock, or reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend this Plan, or adopt supplements hereto, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, conversion or termination, all without further action by the Company’s shareholders.

4.3 Exemption from Code Section 409A. All Awards and Award Agreements under this Plan shall be structured, administered, and interpreted in a manner so as to be exempt from the application of Code Section 409A.

ARTICLE 5.

ELIGIBILITY, PARTICIPATION AND VESTING

5.1 Eligibility. Individuals eligible to participate in the Plan include all Employees, Directors, and Independent Contractors.

5.2 Participation. The Committee may from time to time, select from all eligible Employees, Directors, and Independent Contractors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

5.3 Vesting, Generally. Awards hereunder shall vest, i.e., become nonforfeitable, at such times and in such amounts as shall be determined by the Committee in its sole discretion and set forth in a vesting schedule included in or with the Award Agreement related to such Award, which vesting schedule may provide that all or some part of the applicable Award vests immediately upon grant, or on specified dates over a period of time, or upon attainment of performance goals specified in the Award Agreement; provided, that if no vesting schedule is specified in or by the Award Agreement, then Awards shall vest 20 percent on each of the first through fifth anniversaries of the date of grant.

5.4 Vesting upon Retirement. Unless otherwise specified in an Award Agreement, a Participant shall be fully vested in any and all Awards hereunder upon the Participant’s Retirement (as defined herein).

5.5 Vesting upon Death or Disability. Notwithstanding the foregoing, upon Termination of Employment due to the death or Disability of the Participant:

(a) Any and all Options and SARs granted hereunder shall become immediately exercisable; provided, that Participant or his or her beneficiary shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the Option or SAR term, to exercise any such Option or SAR.

(b) Any Period of Restriction for Restricted Stock granted hereunder that have not previously vested shall end, and such Restricted Stock shall become fully vested.

5.6 Change in Control. Notwithstanding the foregoing, in the event of a Change in Control, vesting shall be determined in accordance with ARTICLE 11.

ARTICLE 6.

STOCK OPTIONS

6.1 Grant of Options. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided, that ISOs shall not be granted to Non-Employee Directors or Independent Contractors.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee determines are not inconsistent with the terms hereof. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NSO; provided, that if the Award Agreement fails to so specify, then the Option shall be deemed to be a NSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be at least one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant. If an Option intended to qualify as an ISO is granted to a 10% Shareholder, the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. If an Option intended to qualify as an ISO is granted to a 10% Shareholder, such Option shall not be exercisable later than the fifth (5th) anniversary date of its grant.

6.5 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve.

6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent; (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; (iii) by a combination of (i) and (ii); or (iv) any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

All payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. Subject to Section 15.9, the Committee may impose such restrictions on Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following the Participant’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, and may reflect distinctions based on the reasons for Termination of Employment.

6.9 Transferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this ARTICLE 6 shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in an Award Agreement or otherwise at any time by the Committee, no NSO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, that the Board or Committee may permit further transfer, on a general or a specific basis, and may impose conditions and limitations on any permitted transfer. Further, except as otherwise provided in an Award Agreement or otherwise at any time by the Committee, or unless the Board or the Committee decides to permit further transfer, NSOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

6.10 Notification of Disqualifying Disposition. The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion in determining the number of SARs granted to each Participant and in determining the terms and conditions pertaining to such SARs.

The SAR Grant Price for each SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price must be at least one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the vesting schedule and term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of an SAR shall be determined by the Committee, in its sole discretion, and, except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of the grant date.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them in the Award Agreement.

7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6 Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.

7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following the Participant’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, and may reflect distinctions based on the reasons for Termination of Employment.

7.8 Nontransferability of SARs. Except as otherwise provided in the applicable Award Agreement, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transfer, on a general or a specific basis, and may impose conditions and limitations on any permitted transfer. Further, except as otherwise provided in the Award Agreement or otherwise unless the Board or the Committee decides to permit further transfer, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

7.9 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR as it may deem advisable.

ARTICLE 8.

RESTRICTED STOCK

8.1 Grant of Restricted Stock. The Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3 Transferability. Except as provided in this ARTICLE 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock granted to a Participant shall be available during his or her lifetime only to such Participant.

8.4 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this ARTICLE 8, but subject to Section 15.9, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse.

8.5 Certificate Legend. Each certificate representing Shares of Restricted Stock shall bear a legend substantially as set forth below, in addition to any other legend applicable to Stock certificates of the Company, generally, or as may be included by the Committee or the Board in their discretion:

“THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE COUNTY BANCORP, INC. 2012 EQUITY INCENTIVE COMPENSATION PLAN, AND IN THE ASSOCIATED RESTRICTED STOCK AWARD AGREEMENT. A COPY OF THE PLAN AND SUCH RESTRICTED STOCK AWARD AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF COUNTY BANCORP, INC.”

8.6 Voting Rights. To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.7 Dividends. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with dividends paid with respect to Restricted Stock while they are so held.

8.8 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock following the Participant’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, and may reflect distinctions based on the reasons for Termination of Employment.

8.9 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall promptly file a copy of such election with the Committee.

ARTICLE 9.

BENEFICIARY DESIGNATION

A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previous beneficiary designation at any time by using forms and following procedures approved by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death the beneficiary shall be the Participant’s estate.

Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this ARTICLE 9, or both. If the Committee suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this ARTICLE 9, the determination of who is a Participant’s beneficiary shall be made under the Participant’s will and applicable state law.

ARTICLE 10.

RIGHTS OF EMPLOYEES AND INDEPENDENT CONTRACTORS

10.1 Employment. Nothing in this Plan or any Award Agreement shall interfere with or limit in any way the right of the Company and/or its Subsidiaries to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company and/or its Subsidiaries.

Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company and/or its Subsidiaries and, accordingly, subject to ARTICLES 3 and 10, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company and/or its Subsidiaries for severance payments.

10.2 Participation. No Employee or Independent Contractor shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.3 Rights as a Shareholder. Except with respect to Restricted Stock to the extent specified herein or in an Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 11.

CHANGE IN CONTROL

11.1 Awards Granted Prior to October 7, 2014. For Awards granted prior to October 7, 2014, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement (which may include a modification to the definition of a Change in Control as determined by the Committee):

(a) Any and all Options and SARs shall become immediately exercisable; additionally, with respect to NSOs and SARs (but not ISOs), if a Participant’s employment is terminated for any other reason except Cause within twelve (12) months of such Change in Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the NSO or SAR term, to exercise any such NSO or SAR; and

(b) Any Period of Restriction for Shares of Restricted Stock that have not previously vested shall end, and such Restricted Stock shall become fully vested and transferable.

Subject to ARTICLE 12, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

The provisions of this Section 11.1 are to be interpreted in a manner such that, in the case of a Change in Control that involves the receipt by the shareholders of the Company of cash or other property (including the stock of another company) in exchange for their Shares of Stock of the Company, the Participant holding an Award that is or can be settled by the delivery of Shares shall have the opportunity to (i) receive the same consideration for such Shares as is being received by other shareholders of the Company, and (ii) to make such elections in respect thereof (for example, an election to receive stock, or cash, or a combination for his or her Shares of Company Stock) as are available to other shareholders of the Company. In particular but without limitation, the provisions of this Section 11.1 that state than an Award shall become “immediately exercisable” or “immediately paid” shall be deemed to mean that such Award shall become exercisable or paid immediately prior to the consummation of any Change in Control that involves the receipt by the shareholders of the Company of cash or other property (including the stock of another company) in exchange for their Shares of Stock of the Company or in sufficient time prior to consummation of such Change in Control as shall enable the Participant to make any elections in respect thereof.

11.2 Awards Granted After October 7, 2014. For Awards granted after October 7, 2014, unless otherwise provided in the Award Agreement, upon the occurrence of (a) a Change in Control, and (b) a Participant’s involuntary Termination of Employment (other than due to Cause) that occurs within the twelve (12) month period following such Change in Control:

(i) Any and all Options and SARs shall become immediately exercisable; additionally, the Participant shall have until the earlier of: (x) twelve (12) months following such termination date; or (y) the expiration of the Option or SAR term, to exercise any such Option or SAR; and

(ii) Any Period of Restriction for Shares of Restricted Stock that have not previously vested shall end, and such Restricted Stock shall become fully vested and transferable.

11.3 Committee Discretion in the Event of a Change in Control. Upon the occurrence of a Change in Control, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any such Award, either at the time the Award is made hereunder or any time thereafter: (a) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and/or (b) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving entity after such Change in Control. Additionally, in the event of any Change in Control with respect to Options and SARs, the Committee, as constituted before such Change in Control, may, in its sole discretion (except as may be otherwise provided in the Award Agreement): (a) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per-Share Option Price or Grant Price (as applicable) that is greater than the Change in Control Price (defined below); or (b) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per-Share Option Price or Grant Price (as applicable) that is less than or equal to the Change in Control Price in exchange for a cash payment of an amount equal to (x) the difference between the Change in Control Price and the Option Price or Grant Price (as applicable), multiplied by (y) the total number of Shares underlying such Option or SAR that are vested and exercisable at the time of the Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem desirable. The “Change in Control Price” means the lower of (a) the per-Share Fair Market Value as of the date of the Change in Control, or (b) the price paid per Share as part of the transaction which constitutes the Change in Control.

ARTICLE 12.

AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

12.1 Amendment, Modification, Suspension, and Termination. The Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan in whole or in part. No amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

12.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

12.3 Awards Previously Granted. Notwithstanding any other provision hereof to the contrary, no termination, amendment, suspension, or modification of this Plan shall adversely affect in any material way any Award previously granted hereunder without the written consent of the Participant holding such Award.

ARTICLE 13.

WITHHOLDING

13.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

13.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or any other taxable event arising as a result of Awards granted hereunder, the Company may require or Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value of a Share on the date the tax is to be determined equal to the tax that could be imposed on the transaction, provided, that if required by the accounting rules and regulations to maintain favorable accounting treatment for the Awards, the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 14.

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 15.

GENERAL PROVISIONS

15.1 Forfeiture Events. The Committee may specify in an Award Agreement or other document that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries.

15.2 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

15.3 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

15.4 Investment Representations. The Committee may require any Participant receiving Shares pursuant to an Award to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

15.5 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the issuance or transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

15.6 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and/or its Subsidiaries and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

15.7 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

15.8 Retirement and Welfare Plans. The Awards under this Plan will not be included as “compensation” for purposes of computing benefits payable to any Participant under the Company’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

15.9 Transferability. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, Shares issued upon the exercise of Awards hereunder shall be subject to all restrictions on transfer applicable to Shares of Company Stock, generally, including the provisions of Section 5.04 of the Company’s Bylaws and any other restriction that may hereafter be so imposed.

ARTICLE 16.

LEGAL CONSTRUCTION

16.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

16.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.4 Securities Law Compliance. The Company may use reasonable endeavors to effect compliance with the requirements of applicable federal and state securities laws.

16.5 Governing Law. This Plan and each Award Agreement shall be governed by the laws of the State of Wisconsin, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Wisconsin, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.